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                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549

                                 FORM S-8

                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933

                             UNC INCORPORATED
          (Exact name of registrant as specified in its charter)

   Delaware                      1-7795                      54-1078297
(State or other jurisdiction    (Commission              (I.R.S. Employer
 of incorporated)                File Number)             Identification No.)

                        175 Admiral Cochrane Drive
                      Annapolis, Maryland 21401-7394
                 (Address of Principal Executive Offices)

                    UNC RETIREMENT INCOME SAVINGS PLAN
                   FOR CERTAIN BARGAINING UNIT EMPLOYEES
                         (Full Title of the Plan)

                         Richard H. Lange, Esquire
           Senior Vice President, General Counsel and Secretary
                             UNC Incorporated
                        175 Admiral Cochrane Drive
                      Annapolis, Maryland 21401-7394
                              (410) 266-7333

(Name, address and telephone number, including code, of agent for service)

                      CALCULATION OF REGISTRATION FEE

                                Proposed       Proposed
Title of                        maximum        maximum        Amount of
securities      Amount          offering       aggregate      registration
to be           to be           price          offering       fee
Registered      Registered*     per share      price
- ----------      ----------      ---------      ---------      ------------
Plan            Indetermi-        N/A            N/A          $100.00
Interests       nate
                amount

*Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
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                                  PART II
            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

      The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated by reference and made a part hereof:

      (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1995;

      (b) The description of the Registrant's Common Stock and the Registrant's Preferred Share Purchase Rights contained in the Registrant's Registration Statement on Form 8-A filed with the Commission pursuant to
Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act"), and any amendment or report filed for the purpose of updating such descriptions.

      All other documents subsequently filed by the Registrant pursuant to
Section 13(a) or 15(d) of the Exchange Act shall be deemed incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents.

Item 4.  Description of Securities.

      Not Applicable

Item 5.  Interests of Named Experts and Counsel.

      Not Applicable

Item 6.  Indemnification of Directors and Officers.

      The Registrant has power under Section 145 of the Delaware General Corporation Law and under Article VII of the By-Laws of the Registrant to indemnify its officers and directors to the extent provided therein. Copies of these provisions are contained in Exhibits 99.A and 99.B, respectively, to this Registration Statement and are incorporated herein by reference.

      Article Eight of the Registrant's Certificate of Incorporation provides that, to the full extent permitted by the Delaware General Corporation Law, as currently in effect or as subsequently amended, a director of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. The Delaware General Corporation Law expressly excludes from such limitation liability for breach of the duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or knowing violation of law, the purchase or redemption of stock or payment of dividends in violation of the stature or the receipt of improper personal benefits.

      The Registrant has in effect directors and officers liability insurance and reimbursement for directors and officers liability insurance policies indemnifying the officers and directors of the Registrant within specified limits for certain liabilities incurred by them and indemnifying the Registrant within specific limits for all claims against directors or officers of the Registrant for which the Registrant shall be required or is permitted
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to indemnify its directors or officers pursuant to law, or the Certificate of
Incorporation or the By-Laws of the Registrant.

Item 7.  Exemption from Registration Claimed.
      Not Applicable

Item 8.  Exhibits.

      The Exhibit Index is located on page 7 of this Registration Statement. The Exhibits are located on page __ through __ of this Registration Statement.

Item 9.  Undertakings.

      (a)  The undersigned Registrant hereby undertakes that it will:

           (1) File, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

                 (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or together, represent a fundamental change in the information set forth in the Registration Statement; and

                 (iii) Include any additional material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

      Provided, however, that subparagraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such
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securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provision, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other that the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      (d) The Registrant will submit or has submitted the UNC Retirement Income Savings Plan for Certain Bargaining Unit Employees and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify such plan.
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                                SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Annapolis, State of Maryland, on this 23rd day of April, 1996.



                                               UNC INCORPORATED



                                               By:/s/ Dan A. Colussy
                                                  Dan A. Colussy
                                                  Chairman, President and
                                                  Chief Executive Officer



      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


Signature                    Title                         Date



/s/ Dan A. Colussy           Chairman of the Board,        April 23, 1996
(Dan A. Colussy)             President and Chief
                             Executive Officer and
                             Director


/s/ Robert L. Pevenstein     Senior Vice President         April 23, 1996
(Robert L. Pevenstein)       and Chief Financial
                             Officer (Principal
                             Financial and Accounting
                             Officer)


                             Director
Berl Bernhard



Beverly B. Byron*            Director                      March 25, 1996
(Beverly B. Byron)



John K. Castle*              Director                      March 29, 1996
(John K. Castle)
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William C. Hittinger*        Director                      March 29, 1996
(William C. Hittinger)



James L. Holloway, III*      Director                      March 29, 1996
(James L. Holloway, III)



George V. McGowan*           Director                      March 29, 1996
(George V. McGowan)



Jack Moseley*                Director                      March 29, 1996
(Jack Moseley)



Lawrence A. Skantze*         Director                      March 29, 1996
(Lawrence A. Skantze)





*By: /s/ Richard H. Lange
     Richard H. Lange
     (Attorney-in-Fact)



      Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Annapolis, State of Maryland on April 23, 1996.




                                               UNC RETIREMENT INCOME SAVINGS
                                               PLAN FOR CERTAIN BARGAINING
                                               UNIT EMPLOYEES




                                               By: /s/ Richard H. Lange
                                                     Richard H. Lange
                                                     Member - Plan Board
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                             UNC INCORPORATED



                               EXHIBIT INDEX



Exhibit                                                          Page
Number                             Exhibit                       Number
- -------                -----------------------------             -------

4.                     UNC Retirement Income Savings
                       Plan For Certain Bargaining
                       Unit Employees.


23.1                   Consent of Coopers & Lybrand L.L.P.
23.2                   Consent of KPMG Peat Marwick LLP.


24.                    Power of Attorney.


99.A.                  Section 145 of the Delaware General
                       Corporation law (relating to
                       indemnification of directors and
                       officers) (filed as Exhibit 28-A to
                       the Registrant's Registration
                       Statement No. 33-28851 and incorporated
                       herein by reference).

99.B. Amended and Restated By-Laws of the Registrant (filed as Exhibit 3.3-C to the Registrant's Annual Report of Form 10-K for the year ended December 31, 1995, and incorporated herein by reference).
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